Exhibit 99.1


                   Kerr-McGee Schedules Interim Fourth-Quarter
                   -------------------------------------------
                           Conference Call and Webcast
                           ---------------------------

          OKLAHOMA CITY, Nov. 18, 2002 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. ET, Nov. 20, 2002, to discuss its interim fourth-quarter operating and financial activities and expectations for the future.
          Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024, #326972, within the United States or 617-801-9702, #326972, outside the United States. A replay of the call will be available for 48 hours at 888-286-8010, #68279, within the United States or 617-801-6888, #68279, outside the United States. The webcast replay will be archived for 14 days on the company's website.
          Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $11 billion.

                                      # # #

Media Contact:    Debbie Schramm
                  405-270-2877
                  dschramm@kmg.com

Investor Contact: Rick Buterbaugh
                  405-270-3561